EXHIBIT 99.1

N E W S R E L E A S E

Contact:	John A. Maurer
Vice President,
Treasurer and Investor Relations
Foot Locker, Inc.
(212) 720-4092

FOOT LOCKER, INC. REPORTS SECOND QUARTER RESULTS

•	Net Income of $0.24 Per Share, Versus $0.04 Per Share Last Year
•	Comparable-Store Sales Increased 11.8 Percent
•	Gross Margin Increased 260 Basis Points
•	Sixth Consecutive Quarter of Sales and Profit Growth, Versus the Comparable Prior-Year Periods

NEW YORK, NY, August 18, 2011 – Foot Locker, Inc. (NYSE: FL), the New York-based specialty athletic retailer, today reported financial results for its second quarter ended July 30, 2011.

Second Quarter Results
Net income for the Company’s second quarter ended July 30, 2011 was $37 million, or $0.24 per share, compared with net income of $6 million, or $0.04 per share, last year. Second quarter sales increased 16.3 percent, to $1,275 million this year, compared with sales of $1,096 million for the corresponding prior-year period. Second quarter comparable-store sales increased 11.8 percent. Excluding the effect of foreign currency fluctuations, total sales for the second quarter increased 11.7 percent.

“Our associates worldwide are doing an excellent job executing the initiatives of our strategic plan,” said Ken C. Hicks, Chairman and Chief Executive Officer of Foot Locker, Inc. “As a result, we were able to deliver strong sales and profit results in the second quarter, including a comparable store sales gain of 11.8 percent and earnings of 24 cents per share. In addition to the outstanding second quarter results, I am also pleased to be reporting our sixth consecutive quarter of sales and profit growth, versus the comparable prior-year periods. The results over this longer time period encourage us to believe that we have the right strategies in place to create shareholder value on a sustained basis.”

Year-to-Date Results
Net income for the Company’s first six months of the year increased 121 percent to $131 million, or $0.84 per share, compared with net income of $60 million, or $0.38 per share, for the corresponding period last year. Year-to-date sales increased 14.7 percent, to $2,727 million, compared with sales of $2,377 million last year. Year-to-date comparable-store sales increased 12.3 percent. Excluding the effect of foreign currency fluctuations, total sales year-to-date increased 11.9 percent.

Financial Position
The Company’s merchandise inventory at the end of the second quarter was $1,269 million, or 4.1 percent, higher than at the end of the second quarter last year.

During the second quarter of 2011, the Company repurchased approximately 1.3 million shares of its common stock for $29 million under the Company’s $250 million share repurchase program. Year-to-date, the Company has repurchased approximately 2.8 million shares of its common stock for $59 million.

-- MORE –

Foot Locker, Inc. 112 West 34th Street, New York, NY 10120

At July 30, 2011, the Company’s cash and short-term investments totaled $681 million, while the debt on its balance sheet was $136 million. The Company’s total cash position, net of debt, was $163 million higher than the same time last year.

Store Base Update
During the first six months of the year, the Company opened 35 new stores, remodeled/relocated 95 stores and closed 54 stores. At July 30, 2011, the Company operated 3,407 stores in 22 countries in North America, Europe, Australia, and New Zealand. In addition, 25 franchised stores were operating in the Middle East and South Korea.

The Company is hosting a live conference call at 9:00 a.m. (ET) on Friday, August 19, 2011 to discuss these results and provide comments on the current business environment and trends. This conference call may be accessed live from the Investor Relations section of the Foot Locker, Inc. website at http://www.footlocker-inc.com. The conference call will be available for webcast replay until 5:00 p.m. on Friday, August 26, 2011.

Disclosure Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of the federal securities laws. Other than statements of historical facts, all statements which address activities, events, or developments that the Company anticipates will or may occur in the future, including, but not limited to, such things as future capital expenditures, expansion, strategic plans, financial objectives, dividend payments, stock repurchases, growth of the Company’s business and operations, including future cash flows, revenues, and earnings, and other such matters, are forward-looking statements. These forward-looking statements are based on many assumptions and factors which are detailed in the Company’s filings with the Securities and Exchange Commission, including the effects of currency fluctuations, customer demand, fashion trends, competitive market forces, uncertainties related to the effect of competitive products and pricing, customer acceptance of the Company’s merchandise mix and retail locations, the Company’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor), pandemics and similar major health concerns, unseasonable weather, further deterioration of global financial markets, economic conditions worldwide, further deterioration of business and economic conditions, any changes in business, political and economic conditions due to the threat of future terrorist activities in the United States or in other parts of the world and related U.S. military action overseas, the ability of the Company to execute its business and strategic plans effectively with regard to each of its business units, and risks associated with foreign global sourcing, including political instability, changes in import regulations, and disruptions to transportation services and distribution. Any changes in such assumptions or factors could produce significantly different results. The Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events, or otherwise.

- MORE -

FOOT LOCKER, INC.
Condensed Consolidated Statements of Operations
(unaudited)
Periods ended July 30, 2011 and July 31, 2010
(In millions, except per share amounts)

	Second Quarter 2011	Second Quarter 2010
Sales	$1,275	$1,096

Cost of sales	887	791
Selling, general and administrative expenses	301	268
Depreciation and amortization	28	26
Interest expense, net	1	2
Other income	---	(1)
	1,217	1,086
Income before income taxes	58	10
Income tax expense	21	4
Net Income	$37	$6

Diluted EPS:
Net Income	$0.24	$0.04

Weighted-average diluted shares outstanding	155.2	156.9

	Year-To-Date 2011	Year-To-Date 2010
Sales	$2,727	$2,377

Cost of sales	1,864	1,679
Selling, general and administrative expenses	599	548
Depreciation and amortization	55	52
Interest expense, net	3	5
Other income	(1)	(1)
	2,520	2,283
Income before income taxes	207	94
Income tax expense	76	34
Net Income	$131	$60

Diluted EPS:
Net Income	$0.84	$0.38

Weighted-average diluted shares outstanding	155.4	157.1

- MORE -

FOOT LOCKER, INC.
Condensed Consolidated Balance Sheets
(unaudited)
(In millions)

	July 30, 2011	July 31, 2010
Assets

CURRENT ASSETS
Cash, cash equivalents and short-term investments	$681	$519
Merchandise inventories	1,269	1,219
Other current assets	189	161
	2,139	1,899

Property and equipment, net	408	376
Deferred tax assets	298	351
Other assets	274	287
	$3,119	$2,913

Liabilities and Shareholders’ Equity

CURRENT LIABILITIES
Accounts payable	$365	$345
Accrued and other liabilities	255	236
	620	581

Long-term debt and obligations under capital leases	136	137
Other liabilities	248	279
SHAREHOLDERS’ EQUITY	2,115	1,916
	$3,119	$2,913

- MORE -

FOOT LOCKER, INC.
Store and Estimated Square Footage
(unaudited)
(Square footage in thousands)

	July 30, 2011	July 31, 2010	August 1, 2009
Foot Locker U.S.
Number of stores	1,136	1,155	1,211
Gross square footage	4,572	4,658	4,898
Selling square footage	2,702	2,759	2,901

Footaction
Number of stores	304	313	327
Gross square footage	1,400	1,442	1,522
Selling square footage	878	906	951

Lady Foot Locker
Number of stores	353	400	469
Gross square footage	785	883	1,034
Selling square footage	454	506	592

Kids Foot Locker
Number of stores	291	304	304
Gross square footage	697	728	724
Selling square footage	406	426	425

Champs Sports
Number of stores	536	548	565
Gross square footage	2,861	2,923	3,018
Selling square footage	1,899	1,940	2,005

CCS
Number of stores	16	12	2
Gross square footage	40	31	6
Selling square footage	26	20	4

Foot Locker International
Number of stores	771	744	737
Gross square footage	2,236	2,147	2,145
Selling square footage	1,140	1,091	1,093

Total Stores Operated
Number of stores	3,407	3,476	3,615
Gross square footage	12,591	12,812	13,347
Selling square footage	7,505	7,648	7,971

Total Franchised Stores
Number of stores	25	20	19
Gross square footage	82	78	80
Selling square footage	55	50	53

-XXX-